Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-05651, 333-42262, 333-69755, 333-52958, 333-88301, 333-101837, 333-112535, 333-118130 and 333-121408), Registration Statements on Form S-3 (Nos. 333-113406, 333-118673 and 333-123907), and Registration Statement on Form S-4 (No. 333-116472) of Verilink Corporation of our report dated September 21, 2005, relating to the consolidated financial statements and financial statement schedule as of and for the year ended July 1, 2005, which appear in this Form 10-K.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
September 27, 2005